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                                                                   EXHIBIT 10.13

                              BUY-SELL AGREEMENT


     This Buy-Sell Agreement ("Agreement") is entered into as of February 27, 1997 by and among Garden Escape, Inc., a Delaware corporation (the "Company"), Clifford A. Sharples, Lisa W. A. Sharples and James N. O'Neill (singly a "Founder" and collectively, the "Founders") and Andy R. Martin ("Martin").

                                   Recitals:
                                   --------

     A. The Founders and Martin are parties to a certain Stock Transfer Agreement dated February 27, 1997 (the "Stock Transfer Agreement"), pursuant to which each of the Founders transferred to Martin 55,000 shares of the Company's
 .01 par value common stock ("Common Stock").

     B. The parties deem it in the best interests of the Company to provide for continuity in the control and operation of the Company and to restrict the transfer of Restricted Stock (as defined in paragraph 1A). Furthermore, the execution and delivery of this Agreement is a condition to the Closing of the Stock Transfer Agreement.

     The parties agree as follows:

               1.   Provisions Relating to Restricted Stock.
                    ---------------------------------------

     1A.  General Restrictions on Transfer of Capital Stock; Dividends.
          ------------------------------------------------------------

          (i) For purposes of this Agreement, "Restricted Stock" is all of the 165,000 shares of Common Stock transferred from the Founders to Martin in accordance with the terms of the Stock Transfer Agreement. During the term of this Agreement, none of the shares of Restricted Stock or any interest therein may be sold, given, assigned, bequeathed, transferred, pledged, encumbered or otherwise disposed of in any manner, whether voluntarily, by operation of law or otherwise (collectively referred to herein as a "Transfer") except in a "Permitted Transfer" (as defined below) or a Transfer that complies with the provisions of paragraphs 1B and 1C below.

          (ii) Any attempted Transfer of shares of Restricted Stock other than in accordance with this Agreement shall be null and void and the Company shall refuse to recognize any such Transfer and shall not reflect on its records any
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change in record ownership of shares of Restricted Stock pursuant to any such
Transfer.

          (iii) The following transfers of Restricted Stock (each a "Permitted Transfer") may be made free of the restrictions and requirements of paragraphs 1B and 1C hereof: (a) Martin may Transfer any or all of the shares of Restricted Stock owned by Martin to his or her spouse or children, or to trusts established for the benefit of his spouse or children, provided that the transferee grants to the transferor an irrevocable proxy coupled with an interest to vote all of the shares of Restricted Stock so Transferred and agrees to be bound by the provisions of this Agreement, including, without limitation, paragraphs 1B and 1C; (b) provided that the transferee agrees to be bound by the provisions of this Agreement, a trust holding Restricted Stock may Transfer any shares of Restricted Stock owned by such holder (1) to its beneficiaries, or (2) to an entity owned by or organized for the benefit of the beneficiaries of such holder, as applicable, and (c) Martin may sell Restricted Stock to the Founders or the Company pursuant to an agreement (including the Stock Transfer Agreement) under which the Founders or the Company have the option to repurchase such Restricted Stock upon the occurrence of certain events, including the termination of Martin's employment by or service to the Company. For purposes of determining whether a Transfer constitutes a Permitted Transfer, adopted children shall be given the same status as natural born children.

     1B.  Right of First Refusal - Sales by Martin.
          ----------------------------------------

          (i) Subject to paragraph 1B(vi), whenever and as often as Martin or a permitted transferee of Martin under paragraph 1A(iii) above (a "Permitted Transferee") desires to sell any shares of Restricted Stock pursuant to a bona fide written offer to purchase such shares, Martin (the "Selling Holder" for purposes of this paragraph 1B) shall give written notice (the "Notice," for purposes of this paragraph 1B) to each Founder who on the date of such Notice is a full-time employee of the Company (each an "Offeree," for the purposes of this paragraph 1B) and to the Company to such effect, enclosing a copy of such offer and specifying the number of shares of Restricted Stock which the Selling Holder desires to sell, the name of the person or persons to whom the Selling Holder desires to make such sale and the consideration per share of Restricted Stock which has been offered in connection with such offer. Upon receipt of the Notice, the Offerees shall initially have the first right and option to purchase the shares proposed to be sold for cash at the same purchase price and on the same terms as specified in the Notice, pro rata according to their respective holdings of Common Stock, exerciseable for twenty-one days after receipt of the Notice. Failure of any Offeree to respond to the Notice within the twenty-one day period shall be deemed

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to constitute a notification to the Selling Holder of such Offeree's decision not to exercise the first right and option to purchase shares of Restricted Stock under this paragraph 1B. If any Offeree fails to exercise his or her first right and option, the Selling Holder shall give written notice to each of the other Offerees who has elected to purchase his or her pro rata share of the shares of Restricted Stock proposed to be transferred, and each such Offeree shall have the right, exerciseable for a period of seven days from the date of receipt of such Notice, to purchase the remaining shares of Restricted Stock, pro rata according to the Common Stock held by all such electing Offerees or in such other proportion as they may agree upon. In the event such consideration includes non-cash consideration, the dollar value of such non-cash consideration shall be its fair market value, as reasonably determined by the Offerees.

          (ii) The Offerees may exercise the right and option to purchase such Restricted Stock by giving written notice of exercise to the Selling Holder within such twenty-one-day period, specifying the date (not later than ten days from the date of such notice) upon which payment of the purchase price for the shares purchased pursuant to this paragraph shall be made. The Selling Holder shall deliver to the Offeree(s) at the Company's principal office, at least one day prior to the payment date, wire transfer instructions, and on the payment date specified in such notice, the certificate or certificates representing such shares, properly endorsed for transfer, against payment of the purchase price therefor by the Offeree(s) in immediately available funds.

          (iii) In the event that all of the shares of Restricted Stock proposed to be transferred are not purchased by the Offerees, the Company shall have the right and option to purchase the balance of the shares proposed to be sold for cash at the purchase price per share specified in the Notice, exerciseable for seven days after expiration of the last option period, set forth in paragraph 1B(i). Failure of the Company to respond to such Notice within such seven-day period shall be deemed to constitute a notification to the Selling Holder of the Company's decision not to exercise the first right and option to purchase such shares under this paragraph.

          (iv) The Company may exercise its right and option to purchase such Restricted Stock by giving written notice of exercise to the Selling Holder within such seven-day period specifying the date (not later than ten days from the date of such notice) upon which payment of the purchase price for the shares shall be made. The Selling Holder shall deliver to the Company's principal office, on or before the payment date specified in such notice, the certificate or certificates representing the shares being purchased by the Company, properly endorsed for

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transfer, against payment of the purchase price therefor by the Company in immediately available funds.

          (v) If all the shares of Restricted Stock proposed to be transferred are not purchased by the Offerees and the Company in accordance with this paragraph 1B, the Selling Holder shall not be required to sell any of the shares of Restricted Stock proposed to be Transferred to the Offerees or to the Company, and during the 60-day period commencing on the expiration of the rights and options provided for the paragraph, may sell all (but not less than all) of the shares to the transferee named in the Notice for a consideration equal to or greater than the consideration specified in the Notice, free of the restrictions contained in paragraph 1B (but subject to the other terms and conditions hereof).

          (vi) Whenever and as often as Martin or his Permitted Transferee(s) shall receive a bona fide offer to purchase any shares of Restricted Stock from a prospective purchaser which the Selling Holder wishes to accept, each Offeree shall have the right, at such Offeree's option, either to exercise its rights under paragraph 1B(ii) or to participate in the sale to the prospective purchaser pursuant to this paragraph 1B(vi). The Selling Holder will use reasonable best efforts to arrange for the sale to the prospective purchaser of the number of shares of Common Stock owned by such Offeree which bears the same proportion to the total number of shares of Common Stock owned by such Offeree as the number of shares of Restricted Stock being sold by the Selling Holder bears to the total number of shares of Restricted Stock owned by the Selling Holder on the terms and to the conditions specified in the Notice. For purposes of this paragraph 1B(vi), an Offeree may elect to sell Common Stock at the purchase price per share specified for the Restricted Stock in the Notice. If the prospective purchaser will not purchase all the shares of Restricted Stock and Common Stock which the Selling Holder and the Offerees wish to sell pursuant to this paragraph 1B(vi), the number of shares of Restricted Stock and Common Stock which the Selling Holder and each Offeree shall be entitled to sell to such prospective purchaser shall be a number of shares equal to the number of shares which the prospective purchaser desires to purchase times a fraction, the numerator which is the number of shares of Restricted Stock and Common Stock owned by the Selling Holder or each such selling Offeree, and the denominator of which is the aggregate number of shares of Restricted Stock and Common Stock owned by the Selling Holder and all such selling Offerees. An Offeree may exercise his or its right under this paragraph by written notice given within seven days after receipt of the Notice.

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                         2.   Call Rights of the Founders.
                              ---------------------------

     2A.  The Founders' Call Option. If Martin is "Inactive" (as defined
          -------------------------
below) each Founder shall have an assignable call option to purchase from Martin and, upon exercise of such option, Martin shall have the obligation to sell all of his Restricted Stock sold to him from such Founder pursuant to the Stock Transfer Agreement (including any shares held by his Permitted Transferees) (the "Option Stock") at the price and on the terms set forth below. For purposes of this Agreement, Martin shall be considered "Inactive" if he is no longer an employee of the Company or if he devotes on a regular basis less than an average of 20 hours per week to the business and affairs of the Company. If Martin is Inactive, any Founder may exercise his or her right and option to purchase Martin's Option Stock at any time by giving written notice of exercise to Martin, specifying the proposed date for such purchase and the Founder's belief of the fair market value for such Option Stock.

     2B.  Purchase Price Determination. The purchase price (the "Purchase
          ----------------------------
Price") for all shares of the Option Stock purchased by a Founder(s) or his or her assignee(s) pursuant to this section 2 shall be the fair market value of such shares as of the last day of the Company's most recently completed fiscal quarter which ends prior to the exercise of such option (the "Valuation Date"). The fair market value of the shares of the Option Stock to be sold shall mean the value mutually agreed upon by the Founder(s) or its assignee(s), as the case may be, and Martin or, if no agreed value is reached, the fair market value shall mean the aggregate "Per Share Value" of the Option Stock as of the Valuation Date. The "Per Share Value" of the Option Stock shall be determined by an appraisal of the value of a single share of Option Stock, which appraisal shall consider all appropriate factors, including, without limitation, any appropriate discounts for lack of marketability, minority interests, etc. For purposes hereof, a single appraiser shall be selected by mutual agreement of the Founder(s) and Martin. In the absence of a mutual agreement, the parties shall each select an appraiser who shall in turn select a third appraiser to prepare the actual appraisal. The determination of the "Per Share Value" by the appraiser shall be conclusive and binding on the parties. Martin and the Founder(s) shall each be responsible for one-half of all costs of such appraisal. The closing of the purchase and sale of the Option Stock shall be on a date mutually agreed upon by the Founders and Martin but which date shall, in the absence of such agreement, be on the 30th day after delivery of the appraisal (the "Closing").

     2C.  Payment of Purchase Price. The Purchase Price for all Option Stock
          -------------------------
purchases pursuant to this section 2 shall be paid in three equal installments, with

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the first installment paid at Closing and the remaining installments paid on the first and second anniversaries of Closing.

     2D.  Price Adjustment. If, within one year of a Closing of a purchase
          ----------------
of Option Stock as the result of the Founders' exercise of their call rights under this section 2 (the "First Sale"), (i) there is a sale of a majority of the Common Stock or of all or substantially all of the Company's assets or there is a Qualified Public Offering (as defined in paragraph 3B below) (the "Second Sale") and (ii) the fair market value of the proceeds of the Second Sale to the disposing Common Stockholders or, in the case of a sale of assets, to the Common Stockholders entitled to a distribution of the proceeds, on a per share basis adjusted to reverse the effect of any stock dividend, stock split, recapitalization or issuance of additional shares, exceeds the amount paid Martin on a per share basis, then the Company shall pay to Martin (or his Permitted Transferee who sold his or her Option Stock in the First Sale, as applicable) an amount equal to such excess multiplied by the number of shares of Option Stock sold in the First Sale by Martin (and his Permitted Transferees).

                         3.   General Provisions.
                              ------------------

     3A.  Legends on Certificates. During the term of this Agreement, each
          -----------------------
certificate representing shares of Restricted Stock will bear a legend in substantially the following form:
     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF ARE
     SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A BUY-SELL AGREEMENT ORIGINALLY DATED AS OF ___________, 1997 AMONG THE COMPANY AND CERTAIN STOCKHOLDERS. A COPY OF THE BUY-SELL
     AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED
     BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE
     OF BUSINESS OR REGISTERED OFFICE. "

The Company shall make a notation on its records and give instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Agreement.

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     3B.  Termination; Amendment.
          ----------------------

          (i) This Agreement shall terminate upon the earlier to occur of (a) a Qualified Public Offering (as defined below), or (b) the written agreement of the Company and each Founder who continues to own Common Stock.

          (ii) This Agreement may be amended by the written agreement of the Company and each Founder who continues to own Common Stock and the holders of 50% or more of the shares of Restricted Stock then outstanding.

          (iii) For purposes hereof, a "Qualified Public Offering" means any underwritten offering by the Company of shares of Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, then in effect, or any comparable statement under any similar federal statute then in force, in which [a] the aggregate cash proceeds to be received by the Company and selling shareholders from such offering (without deducting underwriting discounts, expenses and commissions) are at least $10 million and [b] the price per share paid by the public for such shares is at least $3.00.

     3C.  Notices. All notices, requests, consents, and other communications
          -------
under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by overnight delivery service or 72 hours after having been mailed by first class certified or registered mail, return receipt requested, postage prepaid:

     If to the Company, at Garden Escape, Inc., 515 Congress Avenue, Suite 1350, Austin, TX 78701, Attention: President, (fax (512) 472-6645), or at such other address or addresses as may have been furnished in writing by the Company, with a copy to Martin J. McLaughlin, Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., 1000 North Water Street, Suite 2100, Milwaukee, Wisconsin 53202 (fax (414) 298-8097).

     If to Martin, at his address set forth on the books of the Company, or at such other address or addresses as may have been furnished to the Company in writing by Martin.

     If to a Founder, at his or her address set forth on the books of the Company, or at such other address or addresses as may have been furnished to the Company in writing by such Founder.

     Notices provided in accordance with this paragraph 4C shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

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     3D.  Governing Law. The construction, validity and interpretation of
          -------------
this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     3E.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     3F.  Reorganization. The provisions of this Agreement shall apply to
          --------------
any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other equity securities of the Company and to any shares or other securities of the Company or of any successor company which may be received by any of the parties hereto by virtue of their respective ownership of any shares of Common Stock of the Company. For purposes hereof, such securities shall be considered "Restricted Stock."

     3G.  Headings. The headings of this Agreement are for convenience only and
          --------
do not constitute a part of this Agreement.

     3H.  Severability. The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     3I.  Binding Effect. The rights and obligations of each Common Stockholder
          --------------
under this Agreement, may not be assigned by such Common Stockholder except as provided herein.

                                 *     *    *

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     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

FOUNDERS                                COMPANY:

/s/ Clifford A. Sharples
----------------------------            GARDEN ESCAPE, INC.
    Clifford A. Sharples

/s/ Lisa W. A. Sharples                 By: /s/ Clifford A. Sharples, President
----------------------------               ------------------------------------
    Lisa W. A. Sharples                      Clifford A. Sharples, President

/s/ James N. O'Neill                     /s/ Andy R. Martin
____________________________            -----------------------------------
    James N. O'Neill                         Andy R. Martin

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